STOCK and WARRANT PURCHASE AGREEMENT

THIS STOCK and WARRANT PURCHASE AGREEMENT is made as of 12 September 2002 between FinancialContent, Inc., a Delaware corporation (the "Company"), and Stamford Financial Ltd., a Vanuatu limited company (the "Purchaser").

The parties agree as follows:

1. Sale of Stock. The Company agrees to sell to the Purchaser and the Purchaser agrees to purchase an aggregate of 1,500,000 shares of the Company's Common Stock (iStocki) at US$0.164 per share ("Share(s)"), for an aggregate cash purchase price of US$246,000.00. (For purposes of this Agreement, all references to "Stock" shall be deemed to include the Stock to be issued under the Warrant(s)s contemplated hereunder.)

2. Installment Schedule for Stock Purchase. Purchaser agrees to purchase and pay for Stock in not more than five (5) installments of 300,000 shares minimum per installment and a minimum payment of US$49,200.00 for each installment. The first minimum installment purchase and payment shall be made within 45 days of the date of this Agreement and all remaining installment purchases and payments shall made within 210 days following the date of this Agreement.

3. Payment of Purchase Price. The payment of the purchase price shall be paid in United States dollars by bank wire transfer to Company as set forth in Exhibit A to this Agreement.

4. Warrants. As additional consideration for the purchase of Stock and without separate or additional payment, the Company will upon the receipt and acceptance of payment(s) for each aggregate block of 300,000 shares purchased, issue an unattached Warrant to Purchaser or its assign(s) or designee(s) giving the named Warrant holder the right to purchase 80,000 shares of Stock at US$0.125 per share.

5. Purchaser Representations. In connection with the purchase of the Stock and Warrants, the Purchaser represents to the Company the following:

(a) Status of Purchaser. The Purchaser has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of the purchase of Company Stock. The Purchaser is aware of the Company's business affairs and financial condition and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Stock.

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(b)  Regulation S. The Purchaser  understands  that the Stock to be purchased by
Purchaser and the Warrant(s) to be issued pursuant to this Agreement have not been registered under the Securities Act. Further, Purchaser understands that the Stock and the Warrant(s) issued pursuant to this Agreement are being issued in reliance on an exemption contained in Regulation S promulgated under the Securities Act of 1933 ("Regulation S"), and that the Company is relying upon
the  truth  and  accuracy  of  the  representations,   warranties,   agreements,
acknowledgments and understandings of the Purchaser set forth herein in order to determine the applicability of such exemptions and the Purchaser's suitability to acquire the Stock.

( c) Non-U.S. Person. The Purchaser is not, and at the time of the acquisition of the Stock will not be, a U.S. person as defined in Regulation S. The Purchaser is not, and at the time of the acquisition of the Stock will not be acquiring the Stock for the benefit of a U.S. person as defined in Regulation S. Upon consummation of the transactions contemplated in this Agreement, the Purchaser will be the sole beneficial owner of the Common Stock issued to it pursuant to this Agreement, and the Purchaser has not pre-arranged any sale with any U.S. persons. For purposes of this Agreement, a U.S. person includes without limitation, any natural person resident in the United States, any partnership or corporation organized or incorporated under the Laws of the United States (other than certain branches of non-U.S. banks or insurance companies), any estate of which any executor or administrator is a U.S. person or any trust of which any trustee is a U.S. person (with certain exceptions) and any agency or branch of a foreign entity located in the United States, any non-discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary for the benefit or account of a U.S. person, any discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary organized, incorporated, or (if an individual) resident in the United States, any partnership or corporation if: organized or incorporated under the laws of any foreign jurisdiction; and formed by a U.S. person principally for the purpose of investing in securities not registered under the Act, unless it is organized or incorporated, and owned, by accredited investors (as defined in Rule 501(a)) who are not natural persons, estates or trusts, but does not include a natural person not resident in the United States. The "United States" means the United States of America, its territories and possessions, any state of the United States and the District of Columbia.

(d) Outside the U.S. The Purchaser is outside the United States as of the date of execution and delivery of this Agreement and will be outside the United States at the time of the purchase of Stock or entitlement and issue of Warrants as contemplated by this Agreement; delivery of Stock will be effected by Company's Transfer Agent to locations outside the United States, and delivery of the Warrant(s) will be effected by the Company to locations outside the United States.

(e) Limitations on Transfer. The Purchaser understands that the Stock and any Warrants cannot be offered for sale, sold or otherwise transferred unless in accordance with the provisions of Regulation S, pursuant to registration under the Securities Act of 1933, or pursuant to an available exemption from


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registration  under the  Securities  Act of 1933.  The  Purchaser has no present intention to sell or otherwise transfer the Stock except in accordance with the provisions of Regulation S, pursuant to registration under the Securities Act of 1933, or pursuant to an available exemption from registration under the Securities Act of 1933. The Purchaser understands that the Company is required, under Rule 903 of Regulation S, to refuse to register the transfer of any of the Stock or Warrant(s) to be received by the Purchaser, its assigns or designees, that are not transferred pursuant to a registration statement under the Securities Act of 1933, in compliance with Regulation S under the Securities Act or otherwise pursuant to an available exemption from registration.

(f) Restrictive Legend. The Purchaser understands that the Stock acquired by Purchaser shall contain a restrictive legend to the effect that transfer is prohibited except in accordance with the provisions of this Regulation S (Rule 901 through Rule 905, and Preliminary Notes), pursuant to registration under the Securities Act of 1933, or pursuant to an available exemption from registration; and that hedging transactions involving those securities may not be conducted unless in compliance with the Act.

(g) Warrant Legend. Purchaser understands that each Warrant must bear a legend stating that the Warrant and the Stocks to be issued upon its exercise have not been registered under the Securities Act of 1933 and that the Warrant may not be exercised by or on behalf of any U.S. person unless registered under the Securities Act of 1933 or an exemption from such registration is available; each person exercising a warrant is required to give: written certification that it is not a U.S. person and the warrant is not being exercised on behalf of a U.S. person; or a written opinion of counsel to the effect that the Warrant and the Stocks delivered upon exercise thereof have been registered under the Securities Act of 1933 or are exempt from registration thereunder; and procedures are implemented to ensure that the warrant may not be exercised within the United States, and that the securities may not be delivered within the United States upon exercise, other than in offerings deemed to meet the definition of "offshore transaction" pursuant to Rule 902(h), unless registered under the Securites Act or an exemption from such registration is available.

6. Company Representations of Company. In connection with the sale of Stock and Warrant(s), the Company represents to the Purchaser the following:

(a) Company Compliances. The compliance by the Company with all of the provisions of this Agreement has been duly authorized by all necessary corporate action and the consummation of the transactions herein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which any of them or their respective property is bound or to which any of their property or assets is subject that


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would have a material  adverse  effect on the business,  financial  condition or results of operations of the Corporation and its subsidiaries, taken as a whole, nor will such action result in any violation of the provisions of the Company's Articles of Incorporation or By-Laws of the Corporation or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or its Subsidiaries or any of their respective property that would have a material adverse effect on the business, financial condition or results of operations of the Corporation and its subsidiaries, taken as a whole; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is
required  for  the   consummation  by  the   Corporation  of  the   transactions
contemplated by this Agreement.

(b) Company Authorizations. This Agreement has been duly authorized, executed and delivered by the Corporation.

(c) Share Issue Authorized. The Shares have been duly authorized for issuance and sale to the Purchaser pursuant to this Agreement and, when issued and delivered by the Corporation pursuant to this Agreement against payment of the consideration set forth herein, will be validly issued, fully paid and non-assessable; no holder of the Shares will be subject to personal liability by reason of being such a holder; and the issuance of the Shares is not subject to the preemptive or other similar rights of any security holder of the Corporation.

(d) Commercial Reasonableness. It is the opinion of the Company that the financial terms of this Agreement were, at the time such transactions were entered into, commercially reasonable from the Company's perspective.

(e) Materially Adverse Change in the Company's Affairs. The Company will promptly notify the Purchaser of any event that occurs or is likely to occur that is materially adverse to the Company's financial condition and/or its ability to continue operations as a going concern. In the event of such notification from Company to Purchaser, Purchaser has the right to terminate this Agreement forthwith.

7. Company and Purchaser Joint Representation. In connection with the transactions contemplated in this Agreement, the Company and Purchaser represent to each other the following:Company and Purchaser hereby represent and warrant that there has been no act or omission by Company or Purchaser which would give rise to any valid claim against any of the parties hereto for a brokerage commission, finder's fee, or other like payment in connection with the transactions contemplated hereby.

8. Adjustment for Stock Split. All references to the number of Shares and the purchase price of the Shares in this Agreement shall be appropriately adjusted to reflect any stock split, reverse stock split or stock dividend or other similar change in the Shares that may be made by the Company after the date of this Agreement.

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9.       Tax  Consequences.  The Purchaser has reviewed with the Purchaser's own tax advisors the U.S. federal, state, local and foreign tax consequences of this investment and the transactions contemplated by this Agreement. The Purchaser is relying solely on such advisors and not on any statements or representations of the Company or any of its agents. The Purchaser understands that the Purchaser (and not the Company) shall be responsible for the Purchaser's own tax liability that may arise from this investment or the transactions contemplated by this Agreement.

10.      General Provisions.

(a) This agreement, and all transactions contemplated hereby, shall be governed by, construed and enforced in accordance with the laws of the State of California. The parties herein waive trial by jury and agree to venue of a court of subject matter jurisdiction located in Los Angeles County, State of California. In the event that litigation results from or arises out of this Agreement or the performance thereof, the parties agree to reimburse the prevailing party's reasonable attorney's fees, court costs, and all other expenses, whether or not taxable by the court as costs, in addition to any other relief to which the prevailing party may be entitled.

(b) This Agreement represents the entire agreement between the parties with respect to the purchase of Stock and Warrants by the Purchaser and may only be modified or amended in writing signed by both parties.

(c) Any notice, demand or request required or permitted to be given by either the Company or the Purchaser pursuant to the terms of this Agreement shall be in writing and shall be deemed given when delivered personally or deposited in the government mail service, First Class by Air with postage prepaid, and addressed to the parties at the addresses of the parties set forth at the end of this Agreement or such other address as a party may request by notifying the other in writing.

(d) The rights and benefits of the Company and Purchaser under this Agreement shall be transferable to any one or more persons or entities, and all covenants and agreements hereunder shall inure to the benefit of, and be enforceable by such successors and assigns.

(e) Either party's failure to enforce any provision or provisions of this Agreement shall not in any way be construed as a waiver of any such provision or provisions, nor prevent that party thereafter from enforcing each and every other provision of this Agreement. The rights granted both parties herein are cumulative and shall not constitute a waiver of either party's right to assert all other legal remedies available to it under the circumstances.

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(f) Both  Purchaser  and Company  agree upon request by the other to execute any further documents or instruments necessary or desirable to carry out the purposes or intent of this Agreement.

(g) Purchaser has reviewed this Agreement in its entirety, has had an opportunity to obtain the advice of counsel before executing this Agreement and fully understands all provisions of this Agreement.

IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the day and year first set forth above.

PURCHASER:
Stamford Financial Ltd.
a non-U.S. Person or Resident


By:  /s/ Supien Sawangsri
     -------------------------------
     Mr. Supien Sawangsri

Stamford Financial Ltd.
MBE Surawong 234
173/3 Surawong Road,
Bangkok  10500
Thailand


COMPANY
FinancialContent, Inc.

By:  /s/ Wing Yu
------------------------------------
         Wing Yu
         Chief Executor Officer

FinancialContent, Inc.
400 Oyster Point Boulevard, Suite 435
So. San Francisco, CA 94080



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                                    EXHIBIT A

FINANCIALCONTENT, INC. WIRE INSTRUCTIONS:
(to be completed by FinancialServices, Inc.)




















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Wiring Instructions:

[intentionally omitted]












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